UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 1, 2011 (January 28, 2011)

iMETRIK M2M SOLUTIONS INC.
(Formerly, Montreal Services Company)
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-54093
(Commission File No.)

941 de Calais Street
Mont St-Hilaire, Quebec
Canada   J3H 4T7
(Address of principal executive offices and Zip Code)

(514) 295-9943
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                      ENTRY INTO A MATERIAL DEFINTIVE AGREEMENT

On January 28, 2011, we signed a Business Development Agreement with iMetrik Global Inc.  Global and iMetrik wish to become each other exclusive business partner to develop Stationary M2M Solutions.  Global wishes to provide iMetrik with the strength of the M2M Platform and to offer iMetrik with its full support to allow iMetrik to develop and implement highly value-added and efficient Stationary M2M Solutions for iMetrik’s own customers.  Global and iMetrik wish to collaborate in the development of the Stationary M2M Solutions, each with its respective expertise as MVNO and solution provider, the whole in accordance with the terms and conditions contained in the Agreement.

ITEM 7.01                      REGULATION FD DISCLOSURE.

On February 2, 2011, we will announce that we have signed an exclusive license agreement with iMetrik Global Inc. for the use of all iMetrik Global technologies for the Machine-to-Machine “M2M” markets worldwide.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit	Document Description

10.1	Business Development Agreement with iMetrik Global Inc.
99.1	Press release dated February 2, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 1st day of February, 2011.

iMETRIK M2M SOLUTIONS INC.

BY:	MICHEL ST-PIERRE
Michel St-Pierre
President, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, Secretary, Treasurer and sole member of the Board of Directors